Item 5. Other Events

     On August 15, 2001, we issued the following press release, which contains our Consolidated Statement of Income, Consolidated Balance Sheet, and Consolidated Statement of Cash Flows.




         LA-Z-BOY INCORPORATED REPORTS LOWER FIRST QUARTER RESULTS

     MONROE, MI Aug. 15, 2001 - La-Z-Boy Incorporated (NYSE, PCX: LZB) today reported that sales for its first fiscal quarter ended July 28, 2001 were $459 million, down 11 percent compared to the same period last year. Net income for the first quarter was $2.8 million, or $0.05 per diluted share, which was at the low end of the company's previous earnings guidance, and down from $13.0 million, or $0.21 per diluted share, in the year-earlier period.

     Commenting on these results, La-Z-Boy Incorporated president and chief executive officer Jerry Kiser said, "The business climate for our industry continues to be extremely challenging. On top of general softness in consumer furniture demand, our first quarter sales were negatively impacted by the bankruptcy of HomeLife Furniture. In fact, taken together, the bankruptcies of HomeLife, Montgomery Ward and Heilig-Meyers accounted for approximately $16 million of our $58 million year-over-year decline in first quarter sales. These major bankruptcies have been the most visible outward sign of our industry's financial distress, and it is unquestionably going to take time for the resulting void in retail selling space to be filled. But even ignoring this impact, our first quarter sales performance still compared favorably with many of our competitors, some of whom had been down as much as 27 percent. This reflects the strength of our brand names and our overall market position."

     Kiser noted, "In the current environment, we are managing our business conservatively, controlling costs and maintaining production in line with current demand. Many of the actions we have taken to deal with this difficult period for our industry and our customers have been painful ones, including the closing of three of our casegoods plants and an overall reduction of about 10 percent in our workforce, or 2,170 employees, since July 29, 2000. Our asset base has also been carefully managed, by tightly controlling inventories and accounts receivable, allowing us to generate strong cash flows, some of which we used to reduce debt by $20 million during the quarter and $49 million over the last six months. Our balance sheet has further strengthened to reflect a ratio of total debt to capital of 21 percent at July 28, 2001, its lowest level in six quarters."

     He continued, "The recent realignment of our corporate management team structure into just two business groups will allow us to achieve the underlying synergistic values of our multiple companies and brand names through more efficient marketing, manufacturing and logistics. John Case, who heads the new Upholstery Group and Don Mitchell, who heads the new Casegoods Group, both now report directly to me. Together with David Risley, who became our new CFO last April, this is a highly talented, effective management team intensely focused on taking La-Z-Boy Incorporated to new heights of success in the years immediately ahead."

      Kiser added that, "The corporation's financial statements will now reflect only these two business segments, each of which will contain elements of the former Contract business segment. Sales of the company's Upholstery Group segment, which represent 67 percent of sales, were down 4 percent for the first quarter from a year ago, while sales of the Casegoods Group segment declined 22 percent. The operating performance of the two segments was reflective of the sales declines each segment experienced. Additionally, although furniture tends to be a postponable purchase, upholstered product sales tend to drop less than the overall industry. This is typically a lower dollar purchase, generally wears faster and needs to be replaced more frequently, is usually more fashion oriented, and is often purchased in single pieces. Conversely, casegoods products are generally higher dollar purchases, are in the home longer and involve multiple pieces of furniture."

     "On the marketing side," Kiser said, "we continue to place strong emphasis on our proprietary retail distribution system, including both La-Z-Boy and our other brands, since we are convinced this network provides us with major and sustainable competitive advantages in the markets we serve. Illustrative of this is the 5 percent plus same store sales performance realized by the La-Z-Boy Furniture Galleries(R) during the June calendar quarter. It is precisely because of our strong belief in this proprietary retail network that we continue to aggressively advertise and promote our brands and products. Finally, we opened a total of 5 La-Z-Boy Furniture Galleries(R) and 4 La-Z-Boy in-store gallerys during the first quarter. We also unveiled an exciting new La-Z-Boy Furniture Galleries(R) store format which we expect will further enhance the already excellent productivity of these stores."

     Kiser concluded, "Current economic reports continue to portray an ongoing slowing in the U.S. economy which has not yet shown any meaningful signs of recovery. The one bright spot has been housing, with U.S. home sales and home prices both holding near record high levels. Consumers seem convinced that their homes represent a solid investment for the future and, without question, this will generate a strong rebound in residential furniture demand at some point. Additionally, we have three powerful factors working to stimulate the economy: easier money, less burdensome taxes, and lower energy prices. Putting everything together, the economic downturn now is probably at its lowest point, when viewed on a year to year basis. Nevertheless, near-term business prospects remain quite uncertain and incoming order rates during our seasonally strong August-September period will play a key role in determining our operating performance for the rest of fiscal 2002. At this point, we are expecting our October second quarter results to be $0.22-$0.27 and we are tentatively looking for $1.00-$1.15 for our full fiscal year ending next April."

     A conference call will be conducted at 11:00 a.m. EDT on Thursday, August 16, 2001 and is accessible at the company's website at www.la-z-boy.com.

La-Z-Boy Background information:
     With annual sales in excess of $2 billion, La-Z-Boy Incorporated is the largest U.S. residential furniture producer, with approximately 20,000 employees and 54 manufacturing facilities in ten states and four foreign countries. The La-Z-Boy Incorporated family of companies - Alexvale, American Drew, Bauhaus, Centurion, Clayton Marcus, England, Hammary, HickoryMark, Kincaid, La-Z-Boy, La-Z-Boy Contract Furniture Group, Lea, Pennsylvania House, Pilliod and Sam Moore - produces furniture for every room of the home and office. And, under the American of Martinsville brand, La-Z-Boy Incorporated is also a leading supplier of contract furniture to the hospitality and assisted-living markets.

     The corporation's vast proprietary distribution network includes 293 La-Z-Boy Furniture Galleries(R) and 324 La-Z-Boy In-Store Gallerys, as well as in-store gallery programs at Kincaid, Pennsylvania House and Clayton Marcus, England's Custom Comfort Centers and Lea's Kid's Generation displays, and is dedicated exclusively to selling La-Z-Boy Incorporated products and brands. According to industry trade publication Furniture/Today, the La-Z-Boy Furniture Galleries retail network by itself represents the industry's sixth largest U.S. furniture retailer. The corporation's stock is traded on the New York and Pacific stock exchanges under the trading symbol: LZB. Additional information is available at www.la-z-boy.com.

Forward-looking Information:
     Any forward-looking statements contained in this report represent management's current expectations, based on present information and current assumptions. Actual results could differ materially from those anticipated or projected due to a number of factors. These factors include, but are not limited to: changes in consumer sentiment, the impact of interest rate changes, the impact of imports, changes in currency rates, competitive factors, operating factors, the effect of certain restructuring actions, and other factors identified from time to time in the company's reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking statements, either to reflect new developments, or for any other reason.

Additional Information:
This news release is just one part of La-Z-Boy's financial disclosures and should be read in conjunction with other information filed with the Securities and Exchange Commission, including the company's most recent Form 10-K report and its report on Form 8-K filed today. This information is available at www.la-z-boy.com.

                             LA-Z-BOY INCORPORATED
                       CONSOLIDATED STATEMENT OF INCOME
                 (Amounts in thousands, except per share data)

                                (UNAUDITED)
                            FIRST QUARTER ENDED
-------------------------------------------------------------------------------
                                                             Percent of Sales
                        7/28/01       7/29/00    % Over    --------------------
                      (13 Weeks)    (13 Weeks)   (Under)     7/28/01    7/29/00
                     -----------  ------------  --------   ---------  ---------

Sales                   $458,981      $516,707      -11%      100.0%     100.0%
Cost of sales            361,117       400,366      -10%       78.7%      77.5%
                     -----------  ------------  --------   ---------  ---------
  Gross profit            97,864       116,341      -16%       21.3%      22.5%

S, G & A                  90,887        91,761       -1%       19.8%      17.7%

                     -----------  ------------  --------   ---------  ---------
  Operating profit         6,977        24,580      -72%        1.5%       4.8%

Interest expense           2,956         4,352      -32%        0.6%       0.8%
Interest income              358           453      -21%        0.1%       0.0%
Other income, net            263           616      -57%        0.0%       0.1%

                     -----------  ------------  --------   ---------  ---------
  Pretax income            4,642        21,297      -78%        1.0%       4.1%

 Tax expense               1,811         8,294      -78%       39.0%*     38.9%*

                     -----------  ------------  --------   ---------  ---------
  Net income              $2,831       $13,003      -78%        0.6%       2.5%
                     ===========  ============  ========   =========  =========

  Basic EPS                $0.05         $0.21      -76%

  Diluted avg. shares     61,021        61,280        0%

  Diluted EPS              $0.05         $0.21      -76%

  Dividends paid           $0.09         $0.08       13%
       per share


* As a percent of pretax income, not sales.


                                                     LA-Z-BOY INCORPORATED
                                                   CONSOLIDATED BALANCE SHEET
(Amounts in thousands, except par value)

                                                            Unaudited
                                        ----------------------------------------------
                                                                    Increase/(Decrease)
                                                                    ------------------      Audited
                                          7/28/01     7/29/00       Dollars    Percent      04/28/01
                                        ----------  ----------      --------   -------    ----------
Current assets
  Cash and equivalents                     $42,447     $18,025       $24,422      135%       $23,565
  Receivables - net                        306,005     348,067       (42,062)     -12%       380,867
  Inventories
    Raw materials                           89,497     100,033       (10,536)     -11%        90,381
    Work-in-process                         62,793      67,813        (5,020)      -7%        62,465
    Finished goods                         118,306     105,762        12,544       12%       115,425
                                        ----------  ----------      --------   -------    ----------
      FIFO inventories                     270,596     273,608        (3,012)      -1%       268,271
      Excess of FIFO over LIFO             (10,418)     (7,637)       (2,781)     -36%       (10,384)
                                        ----------  ----------      --------   -------    ----------
        Total inventories                  260,178     265,971        (5,793)      -2%       257,887
  Deferred income taxes                     23,281      21,005         2,276       11%        26,168
  Income taxes - current                     2,944         -           2,944       N/M         2,944
  Other current assets                      19,612      15,545         4,067       26%        17,345
                                        ----------  ----------      --------   -------    ----------
    Total current assets                   654,467     668,613       (14,146)      -2%       708,776
Property, plant and equipment              227,672     226,810           862        0%       230,341
Goodwill                                   111,624     117,362        (5,738)      -5%       112,755
Trade names                                119,928     124,130        (4,202)      -3%       120,981
Other long-term assets                      52,602      55,753        (3,151)      -6%        49,650
                                        ----------  ----------      --------   -------    ----------
       Total assets                     $1,166,293  $1,192,668      ($26,375)      -2%    $1,222,503
                                        ==========  ==========      ========   =======    ==========

Current liabilities
  Lines of credit                          $20,750      $6,674       $14,076      211%       $10,380
  Current portion of long-term debt          3,154       2,730           424       16%         5,304
  Current portion of capital leases            541         457            84       18%           541
  Accounts payable                          76,845      83,207        (6,362)      -8%        92,830
  Payroll and other compensation            56,260      54,935         1,325        2%        78,550
  Income taxes                              10,488       5,492         4,996       91%        11,490
  Other current liabilities                 49,619      51,635        (2,016)      -4%        50,820
                                        ----------  ----------      --------   -------    ----------
    Total current liabilities              217,657     205,130        12,527        6%       249,915
Long-term debt                             168,976     240,893       (71,917)     -30%       196,923
Capital leases                               2,359       3,002          (643)     -21%         2,496
Deferred income taxes                       46,281      52,317        (6,036)     -12%        45,709
Other long-term liabilities                 36,724      29,905         6,819       23%        32,314
Contingencies and commitments                  -           -
Shareholders' equity
  Common shares, $1 par value               60,898      60,652           246        0%        60,501
  Capital in excess of par value           210,559     211,633        (1,074)      -1%       210,924
  Retained earnings                        429,899     391,460        38,439       10%       427,616
  Accum. other comprehensive loss           (7,060)     (2,324)       (4,736)    -204%        (3,895)
                                        ----------  ----------      --------   -------    ----------
    Total shareholders' equity             694,296     661,421        32,875        5%       695,146
                                        ----------  ----------      --------   -------    ----------
      Total liabilities and
      shareholders' equity              $1,166,293  $1,192,668      ($26,375)      -2%    $1,222,503
                                        ==========  ==========      ========    =======   ==========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                         LA-Z-BOY INCORPORATED
                 CONSOLIDATED STATEMENT OF CASH FLOWS
                        (Amounts in thousands)


                                                             (Unaudited)
                                                          First Quarter Ended
                                                         ----------------------
                                                         7/28/01        7/29/00
                                                         -------        -------
Cash flows from operating activities
  Net income                                              $2,831        $13,003

  Adjustments to reconcile net income to
   cash provided by operating activities
     Depreciation and amortization                        10,921         10,565
     Change in receivables                                75,998         45,616
     Change in inventories                                (2,291)       (20,168)
     Change in payables                                  (15,985)        (7,185)
     Change in other assets and liabilities              (33,180)       (26,988)
     Change in deferred taxes                              3,459          3,406

                                                         -------        -------
       Total adjustments                                  38,922          5,246

                                                         -------        -------
        Cash provided by operating activities             41,753         18,249

Cash flows from investing activities
    Proceeds from disposals of assets                        539            186
    Capital expenditures                                  (6,085)        (7,395)
    Change in other long-term assets                       3,236          3,148

                                                         -------        -------
        Cash used for investing activities                (2,310)        (4,061)

Cash flows from financing activities
    Proceeds from debt                                    35,370         62,000
    Payment of debt                                      (55,097)       (58,760)
    Capital leases                                          (137)           846
    Stock issued for stock options & 401(k) plans          4,948          2,420
    Repurchase of common stock                                 -        (12,008)
    Dividends paid                                        (5,464)        (4,906)

                                                         -------        -------
        Cash provided by financing activities            (20,380)       (10,408)

Effect of exchange rate changes on cash                     (181)          (108)

                                                         -------        -------
Change in cash and equivalents                            18,882          3,672

Cash and equivalents at beginning of period               23,565         14,353

                                                         -------        -------
Cash and equivalents at end of period                    $42,447        $18,025
                                                         =======        =======



Cash paid during period         -Income taxes             $6,097         $6,448
                                -Interest                   $732         $2,257

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                LA-Z-BOY INCORPORATED



                                                /s/ James J. Korsnack
                                                ------------------------
Date:  August 15, 2001                          James J. Korsnack
                                                Chief Accounting Officer